                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Sanctuary Woods Multimedia
Corporation:

     We have audited the accompanying consolidated balance sheets of Sanctuary Woods Multimedia Corporation as of June 30, 1996, March 31, 1996, and December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the three month periods ended June 30, 1996 and March 31, 1996 and the year ended December 31, 1995. Our audits also included the consolidated financial statement schedule for the periods ended June 30, 1996, March 31, 1996, and December 31, 1995 appearing on page F-19. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our report dated April 12, 1996, we disclaimed an opinion on the consolidated financial statements and consolidated financial statement schedule as of and for the year ended December 31, 1995 because of the possible material effects of the uncertainty about the Company's ability to continue as a going concern. As discussed in Note 2, the Company received $5,302,000 from the issuance of convertible subordinated debentures in September 1996 and has reduced and amended its bank credit line. Accordingly, our present opinion on the consolidated financial statements and consolidated financial statement schedule as of and for the year ended December 31, 1995, as expressed herein, is different from our prior report on the 1995 consolidated financial statements and consolidated financial statement schedule.

     In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1996, March 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the three month periods ended June 30, 1996 and March 31, 1996 and the year ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the accompanying consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          DELOITTE & TOUCHE LLP

October 11, 1996

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                     JUNE 30,        MARCH 31,       DECEMBER 31,
                                                       1996             1996             1995
                                                   ------------     ------------     ------------
ASSETS
CURRENT ASSETS:
  Cash...........................................  $     88,447     $      8,455     $     11,484
  Accounts receivable............................       804,996          800,701        1,308,603
  Inventories....................................     1,006,967        1,384,840        1,977,858
  Prepaid royalties..............................       177,000          127,000           80,000
  Prepaid expenses...............................       220,492          294,203          662,179
                                                   ------------     ------------     ------------
       Total current assets......................     2,297,902        2,615,199        4,040,124
PROPERTY AND EQUIPMENT...........................       793,636        1,834,266        2,367,589
DEFERRED ROYALTIES & OTHER.......................        93,571          144,396          190,921
                                                   ------------     ------------     ------------
TOTAL ASSETS.....................................  $  3,185,109     $  4,593,861     $  6,598,634
                                                   ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Bank debt......................................  $  1,135,904     $  2,226,781     $  1,800,000
  Notes payable..................................                      1,563,666
  Accounts payable...............................     2,517,352        3,087,886        2,486,497
  Accrued expenses...............................       795,365        1,395,359        1,557,648
  Royalty obligations............................       454,723          611,905          480,884
  Current portion of capital lease obligations...        27,810           28,715           29,626
                                                   ------------     ------------     ------------
       Total current liabilities.................     4,931,154        8,914,312        6,354,655
LONG-TERM ROYALTY OBLIGATIONS....................        84,000          534,000          581,000
CAPITAL LEASE OBLIGATIONS........................         6,956           13,781           20,359
                                                   ------------     ------------     ------------
     Total liabilities...........................     5,022,110        9,462,093        6,956,014
                                                   ------------     ------------     ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock, authorized 100,000,000 shares, no
     par value, issued and outstanding,
     27,241,164 shares, 22,158,580 shares, and
     22,153,580 shares respectively..............    34,446,006       31,763,839       31,754,188
  Accumulated deficit............................   (35,531,135)     (35,874,113)     (31,359,942)
  Accumulated translation adjustments............      (751,872)        (757,958)        (751,626)
                                                   ------------     ------------     ------------
          Total stockholders' equity (deficit)...    (1,837,001)      (4,868,232)        (357,380)
                                                   ------------     ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)......................................  $  3,185,109     $  4,593,861     $  6,598,634
                                                   ============     ============     ============

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          THREE MONTHS ENDED
                                                      --------------------------      YEAR ENDED
                                                       JUNE 30,       MARCH 31,      DECEMBER 31,
                                                         1996           1996             1995
                                                      ----------     -----------     ------------
SALES:
  Consumer titles...................................  $  994,716     $   592,985     $  8,733,313
  Licensing revenue.................................     925,653         338,820        1,678,240
  Publisher services................................                       5,807          569,544
                                                      ----------     -----------     ------------
          Total sales...............................   1,920,369         937,612       10,981,097
                                                      ----------     -----------     ------------
COST OF SALES:
  Consumer titles...................................     683,099         759,288       11,413,590
  Technology amortization...........................                                      532,305
  Publisher services................................                     164,922          629,936
                                                      ----------     -----------     ------------
          Total cost of sales.......................     683,099         924,210       12,575,831
                                                      ----------     -----------     ------------
GROSS MARGIN (DEFICIT)..............................   1,237,270          13,402       (1,594,734)
                                                      ----------     -----------     ------------
OPERATING EXPENSES:
  Research and development..........................     459,064       1,261,391        4,495,963
  Marketing and sales...............................     632,080       1,789,866        8,263,739
  Administration....................................     488,631       1,196,553        3,477,922
  Depreciation......................................     135,405         210,932          852,211
                                                      ----------     -----------     ------------
          Total operating expenses..................   1,715,180       4,458,742       17,089,835
                                                      ----------     -----------     ------------
OPERATING LOSS......................................    (477,910)     (4,445,340)     (18,684,569)
                                                      ----------     -----------     ------------
OTHER INCOME (EXPENSE):
  Foreign exchange loss.............................      (2,988)           (203)          (4,307)
  Interest expense, net.............................     (82,168)        (68,628)          (9,565)
  Net gain on sale and disposal of assets...........     875,161
  Other income......................................      30,883
                                                      ----------     -----------     ------------
          Total other income (expense)..............     820,888         (68,831)         (13,872)
                                                      ----------     -----------     ------------
NET INCOME (LOSS)...................................  $  342,978     $(4,514,171)    $(18,698,441)
                                                      ==========     ===========     ============
PRIMARY NET INCOME (LOSS) PER SHARE.................  $     0.02     $     (0.25)    $      (1.11)
FULLY DILUTED NET INCOME (LOSS) PER SHARE...........  $     0.01     $     (0.25)    $      (1.11)
PRIMARY SHARES USED IN COMPUTATION..................  20,265,464      18,158,085       16,873,748
FULLY DILUTED SHARES USED IN COMPUTATION............  24,282,820      18,158,085       16,873,748

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                    COMMON STOCK                           ACCUMULATED
                              -------------------------    ACCUMULATED     TRANSLATION
                                SHARES        AMOUNT         DEFICIT       ADJUSTMENTS       TOTAL
                              ----------    -----------    ------------    -----------    ------------
Balances, December 31,
  1994......................  19,590,263    $23,396,255    $(12,661,501)    $(750,991)    $  9,983,763
Exercise of warrants........       8,000         22,905                                         22,905
Exercise of stock options...     555,317      1,033,617                                      1,033,617
Shares issued for cash......   2,000,000      7,168,868                                      7,168,868
Stock option compensation...                    132,543                                        132,543
Foreign currency translation
  adjustments...............                                                     (635)            (635)
Net loss....................                                (18,698,441)                   (18,698,441)
                              ----------    -----------    ------------      --------     ------------
Balances, December 31,
  1995......................  22,153,580     31,754,188     (31,359,942)     (751,626)        (357,380)
Exercise of stock options,
  net of issuance costs.....       5,000         (2,730)                                        (2,730)
Stock option compensation...                     12,381                                         12,381
Foreign currency translation
  adjustments...............                                                   (6,332)          (6,332)
Net loss....................                                 (4,514,171)                    (4,514,171)
                              ----------    -----------    ------------      --------     ------------
Balances, March 31, 1996....  22,158,580     31,763,839     (35,874,113)     (757,958)      (4,868,232)
Exercise of warrants........   1,500,000        750,000                                        750,000
Conversion of notes payable
  into common stock.........   3,127,584      1,562,501                                      1,562,501
Conversion of accounts
  payable and royalty
  obligations...............     455,000        316,312                                        316,312
Stock option and warrant
  compensation..............                     53,354                                         53,354
Foreign currency translation
  adjustments...............                                                    6,086            6,086
Net income..................                                    342,978                        342,978
                              ----------    -----------    ------------      --------     ------------
Balances, June 30, 1996.....  27,241,164    $34,446,006    $(35,531,135)    $(751,872)    $ (1,837,001)
                              ==========    ===========    ============      ========     ============

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         THREE MONTHS ENDED
                                                     ---------------------------      YEAR ENDED
                                                      JUNE 30,        MARCH 31,      DECEMBER 31,
                                                        1996            1996             1995
                                                     -----------     -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $   342,978     $(4,514,171)    $(18,698,441)
  Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
     Depreciation and amortization.................      136,230         211,457        1,709,552
     Stock option and warrant compensation.........       53,254          12,381          132,543
     Sale of intellectual property rights in
       consideration for a reduction in royalty
       obligations.................................     (429,688)
     Net (gain) loss on sale and disposal of
       assets......................................     (875,161)
     Consolidation of facilities and other items...                      401,658
     Changes in assets and liabilities:
       Accounts receivable.........................       (4,295)        507,902        1,609,655
       Inventories.................................      377,873         593,018       (1,277,633)
       Prepaid royalties, expenses and other.......       73,711         366,976        2,559,527
       Accounts payable and accrued expenses.......   (1,095,208)        439,100        2,148,494
       Accrued royalty obligations.................      (57,182)         84,021           91,884
                                                     -----------     -----------     ------------
          Net cash used in operating activities....   (1,477,488)     (1,897,658)     (11,724,419)
                                                     -----------     -----------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets.....................    1,900,000
  Purchase of property and equipment...............                      (79,267)        (958,283)
                                                     -----------     -----------     ------------
          Net cash provided (used) in investing
            activities.............................    1,900,000         (79,267)        (958,283)
                                                     -----------     -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes..................                    1,556,177
  Proceeds from exercise of warrants...............      750,000
  Common stock issued -- net of issue costs........                       (2,730)       8,225,390
  Net (repayments) borrowings on bank debt.........   (1,090,877)        426,781        1,800,000
  Repayments on long-term debt.....................       (7,730)
                                                     -----------     -----------     ------------
          Net cash used (provided) in financing
            activities.............................     (348,607)      1,980,228       10,025,390
                                                     -----------     -----------     ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH............        6,087          (6,332)            (635)
                                                     -----------     -----------     ------------
NET INCREASE (DECREASE) IN CASH....................       79,992          (3,029)      (2,657,947)
CASH, BEGINNING OF PERIOD..........................        8,455          11,484        2,669,431
                                                     -----------     -----------     ------------
CASH, END OF PERIOD................................  $    88,447     $     8,455     $     11,484
                                                     ===========     ===========     ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest......................................  $     2,200     $    57,985     $     73,972
     Income taxes..................................          800                            1,600
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND
  INVESTING ACTIVITIES:
     Conversion of notes payable into common
       stock.......................................  $ 1,562,501
     Reduction in royalty obligations in exchange
       for issuance of common stock and sale of
       intellectual property rights................      549,688
     Conversion of account payable into common
       stock.......................................      195,000
     Capital lease obligations.....................                                  $     49,985

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND CHANGE IN FISCAL YEAR-END

     Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") develop, market and distribute interactive multimedia software products ("consumer titles") targeted at the childrens' education market. Products are sold primarily through distributors into retail outlets. Sales are also made directly to schools, hardware manufacturers and bundlers (OEM), and to international distributors. Revenue is also generated from licensing and other activities related to the Company's products and intellectual properties. Prior to 1996, the Company published interactive entertainment products and provided interactive multimedia services to trade and textbook publishers.

     In 1996, the Board of Directors determined that it would be in the best interests of the Company and its shareholders to change the Company's reporting and tax fiscal year to March 31 from December 31. The change was effected April 1, 1996. Accordingly, the accompanying consolidated financial statements include the Company's fiscal year ended December 31, 1995 and the three month periods ended March 31, 1996 and June 30, 1996 (the first quarter of the fiscal year ending March 31, 1997).

2. HISTORICAL OPERATING LOSSES AND CERTAIN MANAGEMENT ACTIONS

  1995 Net Loss

     The Company incurred a net loss of $18,698,441 in 1995. Net cash used by operating activities in 1995 was $11,724,419. At December 31, 1995 the Company had cash of $11,484 and bank borrowings of $1,800,000 which were due April 15, 1996. A number of factors contributed to the Company's 1995 net loss. Sales of the Company's products in the fourth quarter 1995 were significantly below expectations and the Company experienced significantly higher than expected returns. In light of the continued competitive pressures in the marketplace, inventory levels in the retail channel, the introduction of competitive products, downward pricing pressures and the focusing of the Company's operations and cash resources on products targeted at the children's education markets in the fourth quarter of 1995, the Company accelerated write-offs of certain prepaid and deferred royalties and made additional provisions for returns, price protection and inventory obsolescence.

     The Company's 1995 net loss included certain significant adjustments recorded in the fourth quarter related to these matters as follows:

    Estimated sales returns and price protection............................  $ 5,475,002
    Write-offs of unrecoverable prepaid and deferred royalties..............    4,260,532
    Provision for inventory obsolesence.....................................    1,033,389
    Write-offs of licenses and other intangibles............................      235,000
                                                                              -----------
              Total.........................................................  $11,003,923
                                                                              ===========

  Calendar 1996 Operations

     Beginning in 1996, the Company commenced reorganization of its operations. A major part of that reorganization involved ceasing publication of new entertainment titles and eliminating the Publisher Services Division. In the three months ended March 31, 1996, the Company incurred a net loss of $4,514,171. Net cash used by operating activities was $1,897,658 in this period. Costs incurred from reorganization, including severance, site closure and consolidation, significantly contributed to the net loss. Additionally, there were charges taken against accounts receivable and inventories. These charges (mostly for entertainment titles) resulted from a review of product inventories in the distribution channel and the price relief required to sell

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
them through to the consumer and an evaluation of the salability of inventories on hand. The amount of these expenses included the following:

    Closure of Publisher Services Division...................................  $  437,000
    Severance expenses.......................................................     210,000
    Consolidation of facilities and related items............................     358,000
    Estimated sales returns and price protection.............................     426,000
    Provision for inventory obsolescence.....................................     250,000
                                                                               ----------
              Total..........................................................  $1,681,000
                                                                               ==========

     In the three months ended June 30, 1996, the Company had net income of $342,978. Net cash used by operating activities was $1,477,488 in such period. The net income was primarily due to the gain of $897,260 on the sale of the Company's studio in Victoria, British Columbia and related entertainment assets.

     During the three months ended June 30, 1996, the Company continued actions to eliminate its entertainment business and related products (see "1996 Management Actions" below). Revenues and expenses for the three months ended June 30, 1996 included the following items related to entertainment operations and products:

    Revenues --
    Sale of rights to certain entertainment products..........................  $580,000
                                                                                ========
    Expenses --
    Victoria studio operating expenses (studio sold in May 1996)..............  $250,000
    Consolidation of facilities and related items.............................    47,500
    Estimated sales returns and price protection..............................   150,000
    Provision for inventory obsolescence......................................   100,000
                                                                                --------
              Total...........................................................  $547,500
                                                                                ========
    Other income -- net gain on sale and disposal of assets...................  $875,161
                                                                                ========

     Operating losses totalled more than $23,600,000 for the eighteen months ended June 30, 1996. Due to these operating losses, the Company experienced severe liquidity problems through September 18, 1996. The Company had difficulty generating sufficient cash flows to meet its obligations and sustain its operations. On June 30, 1996 the Company had $88,447 in cash and bank borrowings of $1,135,904.

  1996 Management Actions

     During 1996, the Company instituted measures to improve operations and cash flows to continue its operations. Specific items accomplished through October 11, 1996 included the following:

     - Appointment of a new President and Chief Executive Officer, Vice President of Marketing, and a Controller, and promotion of the Vice President of the Education Division to Senior Vice President.

     - Reduction of head count from 148 employees at December 31, 1995 to 43 at October 11, 1996 and elimination of many part-time, temporary and contract positions.

     - Ceasing publication of new entertainment titles.

     - Closure of the Publisher Services Division.

     - Sale of substantially all of the fixed assets of the Entertainment Division. This included the sale of the studio in Victoria, British Columbia during May 1996 for $1,900,000, of which $500,000 was used to

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
       reduce bank borrowings. The gain on the sale of the studio, included in other income for the three months ended June 30, 1996, totaled $897,260.

     - Reduction by $1,822,000 of the outstanding borrowings under the bank line of credit from its January 1996 peak level of $2,572,000 to $750,000 at October 11, 1996.

     - A 10% reduction in senior management salaries.

     - Termination of all software development projects through outside developers.

     - The hiring of Strategic Marketing Partners to represent the Company's product line in the retail distribution channel.

     - Sale in June, 1996 of certain entertainment product rights to one of its licensors in consideration for a $429,688 reduction in royalty obligations. Such sale was included as licensing revenue in the three months ended June 30, 1996. The transaction also encompassed the issuance of 175,000 shares of the Company's common stock in consideration of an additional $120,000 reduction in royalty obligations.

     - Sale of other entertainment product rights (included in licensing revenue) for $150,000 in the three months ended June 30, 1996.

  March 1996 Financing

     In February and March 1996, the Company privately placed for cash $1,500,000 principal amount of 10% convertible notes. These notes included $100,000 principal amount of notes sold to two of the Company's officers. In June 1996, all of the notes, plus accrued interest, were converted into 3,077,584 shares of common stock, the holders of which have certain registration rights. In connection with the issuance of the notes, warrants were issued to purchase a total of 1,875,000 shares of common stock at an exercise price of $.50 per share. In June 1996, certain of the convertible note holders exercised, for $750,000 in cash, warrants to purchase 1,500,000 shares of stock. The holders of these shares have certain registration rights.

  Bank Line of Credit

     The Company has a revolving bank line of credit which expires April 3, 1997 and provides for working capital borrowings not to exceed $750,000. Borrowings under the line of credit are limited to 65% of eligible trade accounts receivable. Interest is payable based on the bank's prime rate plus 2.50% (4% if the Company is out of compliance with its borrowing base) and was 10.75% at June 30, 1996.

     The credit agreement contains restrictions on the Company's ability to incur or guarantee indebtedness, enter into mergers or acquisitions, pay dividends or lease property. The agreement also requires the Company to maintain minimum levels of profitability and tangible net worth and to maintain certain defined ratios of cash flow, liquidity and leverage and limit capital expenditures. Amounts outstanding under the revolving credit agreement are secured by substantially all of the Company's assets.

     As a result of significant losses, the Company was in violation of certain covenants of its bank line of credit at December 31, 1995 and thereafter. In addition, the Company had borrowed in excess of the amounts then allowed under the credit agreement. As of August 15, 1996, the credit agreement was amended to waive all previous covenant violations and to provide the revolving credit described above.

     As part of the consideration for the original revolving credit facility, the bank was granted a warrant to purchase 100,000 shares of common stock at $2.80 per share (the fair market value of the Company's common stock at March 10, 1995). This warrant contained a stock appreciation right which when exercised resulted in a non-cash charge to administrative expenses in the second quarter of 1995 totaling $395,000 based upon the $6.75 per share fair market value of the Company's common stock at the notice date. On October 25,

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

1995 the Company paid the bank $428,750 in settlement of the stock appreciation right and recorded an additional $33,750 of expense related to this payment.

     In connection with the 1996 amendments to the bank credit agreement, the Company issued the Bank warrants to purchase 400,000 shares of common stock at prices from $.50 to $.5625 per share and agreed to pay $69,626 in fees and legal expenses.

  September 1996 Convertible Subordinated Debenture Issue

     In September 1996, the Company privately placed for cash $5,302,000 in 8% convertible debentures due July 31, 1999. Interest is payable annually in arrears and is to be paid only in shares of the Company's common stock valued at a price equal to the average closing price for the ten trading days prior to the date of payment. Interest will continue to accrue until the debentures are paid or converted. The debentures will be shown on the Company's consolidated balance sheet as long-term debt.

     The debentures are convertible into shares of the Company's common stock at the rate of one share for each $.55 of principal (9,640,000 shares) plus accrued interest. The debentures are automatically converted on July 31, 1999 or upon occurrence of either of the following events: (a) the Company's obtaining any equity financing in an amount not less than $2,000,000 at prices not less than $1.00 per share or (b) the common stock of the Company having closed trading at a price of $1.375 or more per share for any 21 trading days in any consecutive 40 day trading period. From April 1, 1997 to July 31, 1999 the debentures are convertible at the option of the holder. The debentures are subordinate to senior debt and to the security interest of the Company's bank. The Company may prepay the debentures at any time without penalty.

     The Company issued to each purchaser of the debentures a warrant to purchase one share of common stock for each $2.00 invested or 2,651,000 shares in total. Each warrant may be exercised at a price of $.6875 per share until September 1999.

     The holders of stock issued upon conversion of debentures or exercise of warrants have certain rights to have these shares registered.

                                    * * * *

     At October 11, 1996, the Company had cash of $2,800,000 and bank borrowings of $750,000. Management believes that the Company's existing cash resources, cash flows from operations and additional proceeds, if necessary, from debt or equity financing (including the exercise of warrants) will enable the Company to comply with its bank covenants through April 3, 1997 and meet its financial obligations and conduct its operations through September 30, 1997.

3. SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- The consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (U.S. GAAP).

a.Consolidation -- The consolidated financial statements include the accounts of Sanctuary Woods Multimedia Corporation (a Canadian corporation) and its wholly-owned subsidiaries, Magic Quest Inc. (California, U.S.A.) and Sanctuary Woods Multimedia Inc. (Nevada, U.S.A.). All intercompany balances and transactions are eliminated in consolidation.

b. Foreign Currency Translation -- The consolidated financial statements are stated in U.S. dollars. Assets and liabilities of foreign operations that have a different functional currency are translated into their U.S. dollar equivalents based on the rate of exchange as of the balance sheet dates. Revenue and expense accounts are translated based on average rates of exchange during the period. Gains or losses resulting

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
    from foreign currency translation are reported as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in the statements of operations.

c. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Inventories consist of finished goods and raw materials and are stated at the lower of cost (first-in, first-out) or market (net realizable value). The Company estimates the net realizable value of inventories based on anticipated future revenues. It is reasonably possible that such estimates of anticipated future revenues will be significantly reduced in the near term due to competitive pricing pressures. In the event that inventory cannot be sold above its estimated net realizable value, the Company could incur significant additional write-offs in the near term.

e. Prepaid and Deferred Royalties represent prepayments made and current guaranteed minimum payments to be made under licensing and development agreements. Prepaid and deferred royalties are expensed as cost of goods sold based on actual net product sales and are classified as current or noncurrent based upon estimated product sales within the next year. Management estimates the future value of prepaid and deferred royalties quarterly and any amounts that management deems unlikely to be recouped through anticipated product sales are charged to cost of goods sold.

    Royalty Obligations represent guaranteed minimum royalty payments to be made pursuant to contractual license agreements. Generally, royalties are calculated based on a percentage of sales ranging from 5% to 35%. Royalty expense was $50,000 in the three months ended June 30, 1996, $94,340 in the three months ended March 31, 1996 and $7,233,046 in the fiscal year ended December 31, 1995. Such 1995 royalty expense includes write-offs of prepaid and deferred royalties totalling $4,260,532 (see Note 2).

f. Property and Equipment are recorded at cost and depreciation is provided using the declining balance method over the following useful lives:

            Computer equipment..........................................  3 years
            Computer software...........................................  3 years
            Furniture and equipment.....................................  5 years

     Leasehold improvements are amortized using the straight-line method over the term of the lease.

g. Technology Amortization represents the amortization of the cost of technology acquired through the 1994 acquisition of Magic Quest Inc. and relates to products for which technological feasibility had been established. Amortization of the deferred development expenditures commenced in 1994 upon release of such products and is included in cost of sales. Amounts were amortized using the straight-line method and were fully amortized as of December 31, 1995.

h. Research and Development Expenses -- Software development costs incurred prior to achieving technological feasibility are treated as research and development expenses and are expensed as incurred. All software development costs incurred by the Company in 1996 and 1995 have been expensed.

    The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain factors affecting the Company's products, including, but not limited to, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Amounts that could have been capitalized after consideration of the above factors, were immaterial and, therefore, no costs have been capitalized.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

i. Licenses and Other Intangibles -- The Company capitalizes costs relating to the acquisition of licenses, copyrights and trademarks. These costs are capitalized until the related products are available for sale, at which time they are amortized against income using the straight-line method over management's estimate of the economic lives of the underlying assets, generally five years. In the fourth quarter of 1995, such estimates of the economic lives were significantly reduced and $235,000 of licenses and other intangibles were written-off.

j. Revenue Recognition -- Revenue from product sales is recognized when products are shipped. The Company provides estimated reserves for future returns and price protection. It is reasonably possible that actual future returns and price protection allowances could exceed such estimates. As a result, the Company's reserves could be significantly increased in the near term.

     Certain revenue from sales and licensing agreements is recognized when the Company fulfills its obligations under the related agreements. These include the Company's delivery of software and associated documentation to the licensee in reproducible form. Royalty income from subsequent product sales during the licensing period is recorded in the period the products are sold by the licensee.

     Revenue from publisher services was recognized when earned.

k. Income taxes are recorded using the asset and liability approach as defined by the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

l.   Net income (loss) per share.  Primary earnings per share equals net income
     (loss) divided by the weighted average number of shares outstanding after giving effect to dilutive stock options and warrants. The weighted average number of shares used in computing primary net income (loss) per share excludes 4,000,000 performance shares issued and outstanding but not yet earned (see note 15).

     Fully diluted earnings per share equals net income (loss) divided by the weighted average number of shares outstanding after giving effect to dilutive stock options and warrants, the 4,000,000 performance shares and other dilutive securities, if not anti-dilutive.

     Net income (loss) per share calculations for all periods presented exclude the effects of 12,291,000 contingently issuable common shares related to the September 1996 issuance of convertible subordinated debentures and related warrants (see note 2).

m. New accounting standards -- The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" in the three months ended March 31, 1996. SFAS No. 123 establishes accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed under the provisions of SFAS No. 123, the Company has chosen to continue using the intrinsic value-based method of option valuation ("APB 25") and provide pro forma disclosures (see note 9) of net income (loss) and earnings
   (loss) per share as if the accounting provisions of SFAS No. 123 had been adopted.

   The Black-Scholes model used by the Company to calculate option values pursuant to SFAS No. 123, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also incorporate highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values. Due to the downward trend in the Company's stock price over the past 12 months, management believes the future stock price volatility assumption is extremely high. Under the Black-Scholes pricing model, stocks with high volatility provide option holders with a greater economic "upside" potential and, accordingly, result in a high option valuation. Thus management believes that the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company's option awards.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

     The Company adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of " in the three months ended March 31,1996. SFAS No. 121 establishes recognition and measurement criteria for losses whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. There was no effect on the Company's consolidated financial statements as a result of the adoption of SFAS No. 121.

4. ACCOUNTS RECEIVABLE

     The Company allows customers to exchange and/or return products. In order to promote sell-through and limit product returns, the Company also provides "price protection" on slow moving products. In addition, the Company's products are sold with a ninety-day warranty against defects. The Company has recorded reserves for sales returns and allowances and price protection based on historical experience and management's current estimates of potential returns and allowances and necessary price protection.

     Accounts receivable consisted of:

                                                   JUNE 30,        MARCH 31,       DECEMBER
                                                     1996            1996          31, 1995
                                                  -----------     -----------     -----------
    Accounts receivable -- trade................  $ 2,779,921     $ 4,814,104     $ 6,936,840
    Less allowances for:
      Doubtful accounts.........................      (80,810)       (207,352)       (200,001)
      Sales returns and allowances..............   (1,894,115)     (3,806,051)     (5,428,236)
                                                   ----------      ----------      ----------
    Accounts receivable -- net..................  $   804,996     $   800,701     $ 1,308,603
                                                   ==========      ==========      ==========

     As a result of reduced fourth quarter 1995 sales and significantly increased requests for returns in the three months ended March 31, 1996, the Company provided $5,475,002 for returns and price protection during the fourth quarter of 1995. These reserves relate primarily to products sold during the third quarter of 1995 (see Note 2). The provision for returns and price protection was $376,362 and $510,827 in the three months ended June 30, 1996 and March 31, 1996, respectively.

5. INVENTORIES

     Inventories consisted of:

                                                   JUNE 30,        MARCH 31,       DECEMBER
                                                     1996            1996          31, 1995
                                                  -----------     -----------     -----------
    Finished goods..............................  $ 1,529,355     $ 1,967,558     $ 2,532,033
    Raw materials...............................      725,258         866,957         963,825
                                                  -----------     -----------     -----------
                                                    2,254,613       2,834,515       3,495,858
    Less allowance for obsolete, slowmoving and
      non-salable inventories...................   (1,247,646)     (1,449,675)     (1,518,000)
                                                  -----------     -----------     -----------
    Inventories, net............................  $ 1,006,967     $ 1,384,840     $ 1,977,858
                                                  ===========     ===========     ===========

     Inventory write downs were $150,000 and $250,000 respectively for the three months ended June 30, 1996, and March 31, 1996, and $1,083,389 for the fiscal year ended December 31, 1995.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

6. PROPERTY AND EQUIPMENT

     Property and equipment consisted of:

                                                    JUNE 30,       MARCH 31,      DECEMBER 31,
                                                      1996           1996             1995
                                                   ----------     -----------     ------------
    Computer equipment...........................  $  861,507     $ 2,318,965     $  2,451,876
    Computer software............................     141,823         477,188          516,427
    Furniture and equipment......................     332,917         504,287          840,913
    Leasehold improvements.......................      76,864         243,659          270,028
                                                   ----------     -----------      -----------
              Total..............................   1,413,111       3,544,099        4,079,244
    Less accumulated depreciation................    (619,475)     (1,709,833)      (1,711,655)
                                                   ----------     -----------      -----------
    Property and equipment, net..................  $  793,636     $ 1,834,266     $  2,367,589
                                                   ==========     ===========      ===========

     As discussed in Note 2, in May 1996 the Company sold its Victoria, British Columbia studio. At March 31, 1996 and December 31, 1995, net property and equipment included approximately $1,000,000 related to such operations.

7. LICENSES AND OTHER INTANGIBLES

     Licenses and intangibles included in other assets consisted of:

                                                         JUNE 30,     MARCH 31,     DECEMBER 31,
                                                           1996         1996            1995
                                                         --------     ---------     ------------
    Trademarks and copyrights..........................  $  4,571      $ 4,571       $   53,960
    Product licenses...................................     6,930        6,930          405,608
                                                          -------      -------        ---------
                                                           11,501       11,501          459,568
    Less accumulated amortization......................    (1,929)      (1,104)        (449,647)
                                                          -------      -------        ---------
    Licenses and other intangibles, net................  $  9,572      $10,397       $    9,921
                                                          =======      =======        =========

     In the year ended December 31, 1995, amortization of licenses and intangibles of $325,036 was included in cost of sales.

8. COMMON STOCK, OPTIONS AND WARRANTS

     On July 14, 1995, the Company issued for cash 2,000,000 shares of common stock at $4.00 per share.

     STOCK OPTIONS -- Stock options for employees, officers, independent contractors and directors are granted by the Board of Directors subject to approval by the Vancouver Stock Exchange.

     Prior to August 1995, options were granted at a discount of 10-15% to fair market value. Under the provisions of APB 25, the Company recorded as compensation expense an amount equal to the difference between the fair market value of the stock and the exercise price of the option at the date of grant or repricing. The related expense is amortized over the option vesting period. Compensation expense was $8,254, $12,381 and $132,543 in the three months ended June 30, 1996 and March 31, 1996 and the year ended December 31, 1995, respectively.

     In August 1995, the Company adopted a fixed option plan allowing the Company to grant options for up to 1,970,000 shares of common stock. Under the plan, the exercise price of each option equals the market price of the Company's stock on the date of grant. The options generally vest over a three-year period and expire five years from the date of grant.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

     Option activity is summarized as follows:

                                                                    OUTSTANDING OPTIONS
                                                               -----------------------------
                                                                 NUMBER         PRICE PER
                                                               OF SHARES          SHARE
                                                               ----------     --------------
    Outstanding at December 31, 1994.........................   1,742,443     $  .71 -  6.34
    Granted..................................................   1,640,500     $ 2.34 -  6.31
    Exercised................................................    (555,317)    $  .73 -  3.66
    Canceled.................................................    (284,788)    $ 1.89 -  6.13
                                                               ----------
    Outstanding at December 31, 1995.........................   2,542,838     $  .72 -  6.34
    Granted..................................................     404,000     $0.875 - 1.375
    Exercised................................................      (5,000)            $ 1.91
    Canceled.................................................    (854,864)    $ 1.90 -  6.31
                                                               ----------
    Outstanding at March 31, 1996............................   2,086,974     $  .72 -  6.34
    Granted..................................................   1,818,750             $0.875
    Canceled.................................................  (1,282,089)    $0.875 -  6.31
                                                               ----------
    Outstanding at June 30, 1996.............................   2,623,635
                                                               ==========
    Shares exercisable at June 30, 1996......................   1,205,102
                                                               ==========
    Shares available for grant at June 30, 1996..............      93,000
                                                               ==========

     On May 31, 1996, the Company repriced 826,750 options (originally granted at an exercise price of $1.375 to $6.125) to $0.875 per share.

     STOCK WARRANTS -- During 1996, warrants to purchase a total of 1,585,000 shares of common stock were issued to a bank (see Note 2), and to others who provide professional services to the Company. Warrants to purchase 1,960,000 shares of common stock at $0.50 to $0.6875 per share were outstanding at June 30, 1996. See Note 2 for discussion regarding warrants to purchase 2,651,000 shares issued in September 1996 in conjunction with the issuance of convertible subordinated debentures.

9. SFAS NO. 123 PRO FORMA DISCLOSURES

     The Company applies APB No. 25 in accounting for its stock options. Had compensation cost been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would have been changed to the pro forma amounts indicated below:

                                                         THREE MONTHS ENDED      YEAR ENDED
                                                       ----------------------   ------------
                                                       JUNE 30,    MARCH 31,    DECEMBER 31,
                                                         1996        1996           1995
                                                       --------   -----------   ------------
    Net income (loss):
      As reported....................................  $342,978   $(4,514,171)  $(18,698,441)
      Pro forma......................................   (87,738)   (4,836,135)   (19,286,849)
    Primary net income (loss) per share:
      As reported....................................  $    .02   $      (.25)  $      (1.11)
      Pro forma......................................       .00          (.27)         (1.20)
    Fully diluted net income (loss) per share:
      As reported....................................  $    .01   $      (.25)  $      (1.11)
      Pro forma......................................       .00          (.27)  $      (1.20)

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              THREE MONTHS ENDED     YEAR ENDED
                                                             --------------------   ------------
                                                             JUNE 30,   MARCH 31,   DECEMBER 31,
                                                               1996       1996          1995
                                                             --------   ---------   ------------
    Dividend Yield.........................................       0%          0%           0%
    Volatility.............................................     .98         .98          .89
    Risk free Interest.....................................    5.75%       5.75%        5.31%
    Expected Term (yrs)....................................     .72         .72          .72

     The following table summarizes information about fixed stock options outstanding at June 30, 1996:

                                OUTSTANDING
                 -----------------------------------------
                                    WEIGHTED                          EXCERCISABLE
                                     AVERAGE                   ---------------------------
                     NUMBER         REMAINING     WEIGHTED         NUMBER         WEIGHTED
  RANGE OF       OUTSTANDING AT       LIFE        AVERAGE      EXERCISABLE AT     AVERAGE
  EXERCISE          JUNE 30,           (IN        EXERCISE        JUNE 30,        EXERCISE
   PRICES             1996           YEARS)        PRICE            1996           PRICE
------------     --------------     ---------     --------     --------------     --------
       $.875        2,118,084          4.73        $ .875           702,551        $ .875
$1.84 - 2.85          337,551          2.27        $ 2.29           337,551        $ 2.29
$5.75 - 6.31          168,000          4.12        $ 5.79           165,000        $ 5.78
                    ---------                                     ---------
                    2,623,635                                     1,205,102
                    =========                                     =========

10. INCOME TAXES

     Deferred income taxes, which result from temporary differences in the recognition of revenue and expense for tax and financial reporting purposes, relate to:

                                                     JUNE 30,      MARCH 31,     DECEMBER 31,
                                                       1996           1996           1995
                                                   ------------   ------------   ------------
    Reserves and accruals........................  $  1,384,000   $  2,327,000   $  3,397,000
    Deferred development expenditures............       321,000        321,000        321,000
    Depreciation and amortization................       204,000        (84,000)      (105,000)
    Operating loss carryforwards.................    12,612,000     11,530,000      9,246,000
    Tax credits..................................       239,000        239,000        239,000
    Valuation allowance..........................   (14,760,000)   (14,333,000)   (13,098,000)
                                                   ------------   ------------   ------------
    Net deferred taxes...........................  $          0   $          0   $          0
                                                   ============   ============   ============

     The Company has recorded a 100% valuation allowance against the deferred tax assets reflecting the uncertainty of their future realization.

     At June 30, 1996 the Company had approximately $15,100,000, $15,600,000 and $7,900,000 of net operating loss carryforwards to reduce future taxable income for foreign, federal and state purposes, respectively. If not utilized, these carryforwards expire beginning in the year 2000.

11. MAJOR CUSTOMERS

     During the three months ended June 30,1996 the Company had sales to two customers that represented 20% and 11% of total net sales. During the three months ended March 31, 1996 the Company had sales to two customers that represented 22% and 16% of total net sales. During the year ended December 31, 1995, the Company had sales to two customers that represented 16% and 11% of total net sales.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

12. RELATED PARTY TRANSACTIONS

     At December 31, 1995 the Company had a $24,500 non-interest-bearing unsecured loan receivable from an officer. The amount was included in accounts receivable. Pursuant to a severance package for the officer, the note was forgiven and expensed (net of repayments totalling $4,655) as compensation in March 1996.

13. COMMITMENTS AND CONTINGENCIES

     a. Litigation -- The lawsuit Quadra Interactive v Presto Studios, Sanctuary Woods, et al. was settled as of May 24, 1996, and the entire case was dismissed with prejudice. Sanctuary Woods received a full release of all claims and made no payment to settle the case.

     In 1996, Sanctuary Woods was sued by Starpak, Inc. in the state courts of Colorado. Starpak's complaint alleges breach of contract, and claims damages in the amount of $103,093 plus fees, interest and costs. Starpak was engaged by Sanctuary Woods to provide high quality technical support, customer service, and product fulfillment services to Sanctuary Woods' customers; however it is Sanctuary Woods' contention that Starpak failed to do so. Sanctuary Woods has removed the case to the United States District Court for the District of Colorado. Sanctuary Woods denies any liability for this claim, and has counterclaimed against Starpak stating causes of action for breach of fiduciary duty, fraud and deceit, negligent misrepresentation, conversion, breach of contract, breach of the implied covenant of fair dealing, interference with contractual relations, interference with prospective economic advantage and declaratory relief. The case is in a very early stage of litigation. Management believes that the ultimate outcome of the case will not have a material adverse impact on the Company's financial statements or the results of its operations taken as a whole.

     The Company is a party to various other claims, litigation and threatened litigation in the normal course of operations. Management believes, based upon the advice of counsel, that the ultimate resolution of all the litigation matters described above will not have a material adverse effect on the Company's financial statements taken as a whole.

     b. Lease Obligations -- The Company leases its facilities and certain equipment under noncancellable operating lease agreements. The lease terms include future rent increases based on inflation.

     The future minimum annual lease payments are as follows:

        Fiscal year ending March 31:
          1997............................................................  $312,387
          1998............................................................   284,165
          1999............................................................   218,325
          Thereafter......................................................    43,426
                                                                             -------
                  Total...................................................  $858,303
                                                                             =======

     Rent expense under operating leases totalled $82,320, $134,188 and $494,711 in the three months ended June 30, 1996 and March 31, 1996 and the year ended December 31, 1995, respectively.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

     The Company also leases certain equipment under a capital lease. Future minimum annual lease payments are as follows:

        Fiscal year ending March 31:
          1997.............................................................  $25,360
          1998.............................................................   13,748
                                                                             -------
                                                                              39,108
          Interest.........................................................    3,014
                                                                             -------
                  Total....................................................  $42,122
                                                                             =======

15. PERFORMANCE SHARES

     In October 1991, in connection with the sale of 1,800,000 common shares to the Company's founders and principal stockholders, the Company issued 4,000,000 common "performance" shares (the "Performance Shares") at CDN $0.01 per share to certain of these individuals. These Performance Shares were issued pursuant to Local Policy #3-07 of the British Columbia Securities Commission ("BCSC") and policy 19 of the Vancouver Stock Exchange, which provide the guidelines for the issuance of performance shares. In July 1996, a total of 1,200,000 of these shares were sold and transferred to certain members of current management at their then estimated fair market value of $.03 per share.

     The Performance Shares are held in escrow to be released as the Company achieves positive operating cash flow on an annual basis as defined by the BCSC ("BCSC Operating Cash Flow"). The holders of Performance Shares will be entitled to a pro rata release from escrow on the basis of one share for every CDN $0.653 of annual positive BCSC Operating Cash Flow, subject to approval by the BCSC and the Vancouver Stock Exchange. Performance Shares are permitted to be released from escrow on an annual basis, and all of the Performance Shares will be released once CDN $2,612,000 of annual positive BCSC Operating Cash Flow has been generated by the Company.

     At the time when BCSC Operating Cash Flow justifying release of the Performance Shares, or a pro rata portion thereof, is probable, the Company will record as compensation expense an amount equal to the difference between the CDN $0.01 per share originally paid for the Performance Shares then issuable and the market price of its common stock at that time. Such a pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based on the closing price of the Company's common stock on the Vancouver Stock exchange at October 11, 1996, of aprroximately US$.46 per share (for example purposes only), the aggregate compensation expense that would be recognized as a result of earning of all the performance shares would be approximately $1,840,000. Any compensation expense recognized related to the Performance Shares will be a noncash charge against income and will have no net impact on total stockholders' equity (deficit).

     The Company may pursue an early release of all or a large portion of the Performance Shares. Such an early release from escrow would reduce a source of continuing uncertainty surrounding the Company's consolidated financial statements, but could also result in compensation expense in the quarter in which the release is made. If and when the Performance Shares are earned, the number of shares used to calculate primary net income (loss) per share will increase by the number of Performance Shares earned. Through October 11, 1996, no Performance Shares have been earned or released.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                       BALANCE AT    CHARGED                              BALANCE AT
                                       BEGINNING        TO       WRITE-OFFS/                 END
                                       OF PERIOD     EXPENSE       RETURNS      OTHER     OF PERIOD
                                       ----------   ----------   -----------   --------   ----------
THREE MONTHS ENDED JUNE 30, 1996
Allowance For Doubtful Accounts......  $  207,352   $            $  (126,542)  $          $   80,810
Sales Returns & Allowances...........   3,806,051      564,096    (2,476,032)              1,894,115
Inventory Obsolescence...............   1,449,675      150,000      (352,029)              1,247,646
THREE MONTHS ENDED MARCH 31, 1996
Allowance For Doubtful Accounts......     200,000       16,071        (8,719)                207,352
Sales Returns & Allowances...........   5,428,236      623,385    (2,245,570)              3,806,051
Inventory Obsolescence...............   1,518,000      250,000      (318,325)              1,449,675
YEAR ENDED DECEMBER 31, 1995
Allowance For Doubtful Accounts......     217,000      118,968      (135,967)                200,001
Sales Returns & Allowances...........     414,275    8,168,460    (3,396,414)   241,915    5,428,236
Inventory Obsolescence...............     298,723    1,083,389      (132,255)   268,143    1,518,000